Exhibit 4.2

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CONVERTIBLE DEBENTURE CERTIFICATE SHALL NOT TRADE SUCH SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER ●.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ●.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND EXCEPT AS SET FORTH BELOW.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO ASSURE HOLDINGS CORP., (C) IN COMPLIANCE WITH (i) RULE 144A UNDER THE U.S. SECURITIES ACT TO A PERSON THE SELLER REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A); OR (ii) RULE 144 UNDER THE U.S. SECURITIES ACT (“RULE 144”), IF AVAILABLE (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

FOR ANY TRANSFER PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE, THE TRANSFEREE AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

FOR ANY TRANSFER PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE, THE TRANSFEREE MUST MAKE CERTAIN CERTIFICATIONS TO THE COMPANY OR TRANSFER AGENT TO CONFIRM THAT SUCH TRANSFEREE IS NOT A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT AND PROVIDE CERTAIN OTHER CERTIFICATIONS AND AGREEMENTS THAT SUCH TRANSFERS ARE BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

ADDITIONALLY, FOR ANY TRANSFER REFERRED TO IN CLAUSE (C)(ii) or (E), OR IF REQUESTED BY ASSURE HOLDINGS CORP. OR THE TRANSFER AGENT FOR THE SECURITIES, (D), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY OR TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT.

THE HOLDER HEREOF AGREES THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

“RESTRICTION TERMINATION DATE” AS USED HEREIN SHALL MEAN ONE YEAR AFTER THE LATER TO OCCUR OF THE ACQUISITION OF THE SECURITY EVIDENCED HEREBY FROM (X) ASSURE HOLDINGS CORP. OR (Y) ANY AFFILIATE OF ASSURE HOLDINGS CORP.”

ISSUE DATE: _____________, 2020	PRINCIPAL AMOUNT OF US$_______________
(hereinafter referred to as the “Issue Date”)	(hereinafter referred to as the “Principal Amount”)

NUMBER: CD-2020-

ASSURE HOLDINGS CORP.

(Existing under the laws of the State of Nevada)

9% UNSECURED REDEEMABLE CONVERTIBLE DEBENTURE

DUE •

Assure Holdings Corp. (hereinafter referred to as the “Debtor”), for value received, hereby acknowledges itself indebted and promises to pay to _______________________________________ of _________________________________________________________________ (hereinafter referred to as the “Holder”) on •, or such earlier date as the Principal Amount may become due and payable (subject to and in accordance with the terms, conditions and provisions of Schedule “A” attached hereto and forming a part hereof) (the “Maturity Date”), the Principal Amount then outstanding in lawful money of Canada at the foregoing address of the Holder, or at such other place or places as may be designated by the Holder from time to time by notice in writing to the Debtor (together with any accrued and unpaid interest and all costs and expenses that may become payable to the Holder in accordance with Schedule “A”) (the whole being the “Maturity Payment Amount”).

The Debtor will pay interest on the Principal Amount outstanding at a rate of 9% per annum, compound annually in arrears (based on a calendar year of 365 days) until maturity (or such earlier date on which this Debenture may be converted or redeemed), payable in cash on the last day of January of each year. Notwithstanding the foregoing, the first interest payment will be made on January 31, 2021 and will consist of interest accrued from and including the date of issuance hereof to January 31, 2021. By its execution of the Subscription Agreement, the Holder acknowledges and agrees to the terms and conditions hereof, including the terms set out in Schedule “A” hereto.

This Debenture issued to the Holder is one in a series of 9% unsecured redeemable convertible debentures ranking pari-passu issued by the Debtor on or about the date hereof in connection with a financing (the “Financing”) in the principal amount of up to US$4,000,000, with the option at the sole discretion of the Debtor to increase the Financing by an additional US$2,000,000. The holders from time to time of a debenture issued by the Debtor pursuant to the Financing are hereinafter collectively called the “Holders” and all of the debentures issued to the Holders are hereinafter collectively called the “Debentures” and rank pari-passu.

<<Signature Page Follows>>

IN WITNESS WHEREOF, the Debtor has executed this Debenture as of _______________________.

ASSURE HOLDINGS CORP.

Per:
Authorized Signing Officer

SCHEDULE “A”

The following terms and conditions are applicable to the 9% unsecured redeemable convertible debenture of Assure Holdings Corp. made in favour of the Holder.

ARTICLE 1

INTERPRETATION

1.1          Definitions

Whenever used in this Debenture, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the indicated meanings, respectively:

“this Debenture”, “the Debenture”, “Debenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to the convertible debenture represented hereby and not to any particular Article, Section, Subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto and every debenture issued in replacement hereof;

"Applicable Securities Legislation" means applicable securities laws (including rules, regulations, policies and instruments) in each of the applicable provinces and territories of Canada;

“Auditors of the Debtor” means an independent firm of chartered or certified public accountants duly appointed as auditors of the Debtor;

“business day” means a day that is not a Saturday or Sunday or a civic or statutory holiday in the City of Toronto, Ontario;

“Capital Reorganization” has the meaning ascribed thereto in Subsection 2.5(b);

“Change of Control” means: (i) any transaction (whether by purchase, merger or otherwise) whereby any person, or group of persons "acting jointly or in concert" within the meaning of Applicable Securities Legislation, directly or indirectly acquires the right to cast, at a general meeting of the shareholders of the Debtor, more than 50% of the votes attached to the then outstanding Common Shares; (ii) the Debtor’s amalgamation, consolidation or merger with or into any other Person, any merger of another Person into the Debtor; or (iii) any conveyance, transfer, sale lease or other disposition of all or substantially all of the Debtor’s and the Debtor’s subsidiaries’ assets and properties, taken as a whole, to another arm’s length person. A Change of Control will not include a sale, merger, consolidation, amalgamation, reorganization or other similar transaction if the previous holders of the Common Shares hold at least 50% of the voting shares of such merged, consolidated, amalgamated, reorganized or other continuing entity;

“Change of Control Purchase Date” has the meaning ascribed thereto in Section 3.1(a);

“Change of Control Notice” has the meaning ascribed thereto in Section 3.1(a);

“Change of Control Purchase Option” has the meaning ascribed thereto in Section 3.1(a);

“Change of Control Purchase Price” has the meaning ascribed thereto in Section 3.1(a);

“Common Share” or “Common Shares” means the common shares in the capital of the Debtor, as constituted on the date hereof;

“Conversion Price” means US$• per Common Share as adjusted, when necessary, in accordance Section 2.5, in which case such price shall mean the adjusted price in effect at the applicable time;

“Date of Conversion” has the meaning ascribed thereto in Subsection 2.2(b);

“Debentures” has the meaning ascribed thereto on page 2 of this Debenture;

“Debtor” means Assure Holdings Corp., a corporation existing under the laws of the State of Nevada and includes any successor corporation to or of the Debtor within the meaning of Section 11.1;

“Event of Default” means any event specified in Section 7.1, which has not been waived, cured or remedied;

“Financing” has the meaning ascribed thereto on page 2 of this Debenture;

“Holder” has the meaning ascribed thereto on page 2 of this Debenture;

“Holders” has the meaning ascribed thereto on page 2 of this Debenture;

“Issue Date” means the date on which this Debenture was issued, as set forth on page 2 of this Debenture;

“Maturity Date” has the meaning ascribed thereto on page 2 of this Debenture;

“Officer’s Certificate” means a certificate signed by a senior officer and/or a director of the Debtor;

“Person” includes individuals, partnerships, corporations, companies and other business or legal entities;

“Principal Amount” means the principal amount owing by the Debtor to the Holder from time to time pursuant to this Debenture as set forth on page 2 of this Debenture;

“Redemption Notice” has the meaning ascribed thereto in Section 4.2;

“Redemption Date” has the meaning ascribed thereto in Section 4.2;

“Redemption Price” has the meaning ascribed thereto in Section 4.1;

“Share Reorganization” has the meaning ascribed thereto in Subsection 2.5(a);

“Successor Debtor” has the meaning ascribed thereto in Section 11.1;

“Time of Expiry” has the meaning ascribed thereto in Subsection 2.1(a)(i);

“TSXV” means the TSX Venture Exchange; and

“U.S. Securities Act” has the meaning ascribed thereto in Section 2.11.

1.2          Interpretation

Whenever used in this Debenture, words importing the singular number only shall include the plural and vice versa and words importing the masculine gender shall include the neuter or the feminine gender and vice versa.

1.3          Headings, Etc.

The division of this Debenture into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Debenture.

1.4          Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a business day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a business day.

1.5          Currency

All references to currency herein shall be to lawful money of Canada.

ARTICLE 2

CONVERSION OF DEBENTURE

2.1          Conversion and Conversion Price

(a)	Upon and subject to the terms and conditions set out in this Article 2, and for no additional consideration:

(i)	the Holder shall have the right, at its option at any time beginning on the date that is twelve (12) months after the date of the issuance of this Debenture, but prior to the earlier of the close of business on: (a) the business day prior to the Maturity Date; or (b) the business day prior to any Redemption Date or date of purchase of the Debenture (the “Time of Expiry”) to convert, in whole or in part, the Principal Amount into fully paid and non-assessable Common Shares, at the Conversion Price on the Date of Conversion; and

(b)	The Conversion Price, wherever referenced in this Debenture, shall be subject to adjustment as provided in Section 2.5.

(c)	The right of conversion set forth in Subsections 2.1(a)(i) shall extend only to the maximum number of whole Common Shares into which the Principal Amount may be converted in accordance with the foregoing provisions of this Article 2.

(d)	Fractional interests in Common Shares that would otherwise be issuable upon any conversion of the Principal Amount shall be adjusted in the manner provided in Section 2.6.

2.2          Manner of Exercise of Right to Convert

(a)	If the Holder wishes to convert the Principal Amount into Common Shares pursuant to Subsection 2.1(a)(i), the Holder shall, prior to the Time of Expiry, send written notice, substantially in the form of Exhibit 1 hereto, duly executed by the Holder or its legal representative or attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Debtor, exercising its right to convert the Principal Amount into Common Shares.

(b)	For the purposes of Subsection 2.1(a)(i), the Holder shall be deemed to have converted the Principal Amount then outstanding into Common Shares on the date on which the notice contemplated by Subsection 2.2(a) above is actually received by the Debtor (the “Date of Conversion”).

2.3          Certificates

Within seven (7) business days of Date of Conversion pursuant to this Article 2, the Holder or, subject to the payment of all applicable security transfer taxes or other governmental charges by the Holder, its nominee(s) or assignee(s), shall be entered in the books of the Debtor (as of the Date of Conversion) as the holder of the number of Common Shares into which the Principal Amount is so converted and, as soon as practicable thereafter, the Debtor shall deliver to the Holder or, subject as aforesaid, its nominee(s), or assignee(s), a certificate or certificates for such Common Shares and, if applicable, a cheque for any amount payable under Section 2.6.

2.4          Interest and Dividends

Upon conversion pursuant to this Article 2, the Holder shall be entitled to receive accrued and unpaid interest in respect thereof up to the Date of Conversion. Common Shares issued upon conversion of the Principal Amount by the Holder shall only be entitled to receive dividends declared in favour of shareholders of record on or after the Date of Conversion, from which date such Common Shares will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

2.5          Adjustment of Conversion Price

(a)	If, and whenever at any time and from time to time the Debtor shall (i) subdivide, redivide or change its then outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine, consolidate or change its then outstanding Common Shares into a lesser number of Common Shares, or (iii) issue Common Shares (or securities exchangeable or convertible into Common Shares) to the holders of all or substantially all of its then outstanding Common Shares by way of stock dividend or other distribution (other than a dividend in the ordinary course paid in Common Shares or securities exchangeable or convertible into Common Shares) (any of such events being herein called a “Share Reorganization”), the Conversion Price shall be adjusted effective immediately after the effective date or record date for the Share Reorganization, by multiplying the Conversion Price in effect immediately prior to such effective date or record date by the quotient obtained when:

(i)	the number of Common Shares outstanding on such effective date or record date before giving effect to the Share Reorganization,

is divided by

(ii)	the number of Common Shares outstanding immediately after the completion of such Share Reorganization (but before giving effect to the issue of any Common Shares issued after such record date otherwise than as part of such Share Reorganization) including, in the case where securities exchangeable or convertible into Common Shares are distributed, the number of Common Shares that would have been outstanding had such securities been exchanged for or converted into Common Shares on such record date.

(b)	If, and whenever there is a capital reorganization of the Debtor not otherwise provided for in Subsection 2.5(a) or a consolidation, merger, arrangement or amalgamation (statutory or otherwise) of the Debtor with or into another body corporate (any such event being called a “Capital Reorganization”), and the Holder has not exercised its right of conversion prior to the effective date or record date for such Capital Reorganization, then the Holder shall be entitled to receive and shall accept, upon any conversion of the Principal Amount after the effective date or record date for such Capital Reorganization, in lieu of the number of Common Shares to which it was theretofore entitled upon conversion, the aggregate number of Common Shares or other securities of the Debtor or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date or record date thereof, it had been the registered holder of the number of Common Shares to which it was theretofore entitled upon the conversion of the Principal Amount; provided that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the Holder shall thereafter be entitled to receive such number of Common Shares or other securities of the Debtor or of the corporation or body corporate resulting, surviving or continuing from the Capital Reorganization. The foregoing provisions of this Subsection 2.5(b) shall apply mutatis mutandis in respect of any interest proposed to be paid through the issuance of Common Shares by the Debtor.

2.6          No Requirement to Issue Fractional Common Shares

The Debtor shall not be required to issue fractional Common Shares upon the conversion of the Principal Amount into Common Shares pursuant to this Article 2. If any fractional interest in a Common Share would, except for the provisions of this Section 2.6, be deliverable upon the conversion of the Principal Amount or the payment of any accrued and unpaid interest in Common Shares, the Debtor shall, in lieu of issuing any such fractional interest, satisfy such fractional interest by either, at the Debtor’s option, (i) issuing to the Holder one full Common Share and delivering a certificate representing such Common Share to the Holder; or (ii) paying to the Holder an amount of lawful money of Canada equal to the Principal Amount remaining outstanding after so much of the Principal Amount as may be converted into a whole number of Common Shares has been so converted.

2.7          Cancellation of Converted Debenture

Upon conversion of the entire Principal Amount, if applicable, pursuant to this Article 2 and payment of all accrued and unpaid interest (whether in cash or Common Shares), this Debenture shall be cancelled and shall be of no further force or effect.

2.8          Certificate as to Adjustment

The Debtor shall from time to time, immediately after the occurrence of any event that requires an adjustment or readjustment as provided in Section 2.5, deliver an Officer's Certificate to the Holder specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, provided, however, that in the event the Holder does not agree with the adjustment as set forth in the Officer's Certificate, the Debtor shall obtain the certificate or opinion as to the appropriate adjustment from the Auditors of the Debtor, which certificate or opinion shall be conclusive and binding on the Debtor and the Holder.

2.9          Notice of Special Matters

The Debtor covenants with the Holder that, so long as this Debenture remains outstanding, it will give notice to the Holder, in the manner provided in Section 10.4 of its intention to fix a record date or an effective date for any event referred to in Section 2.5 that may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; and, if prepared or available as at the date that such notice is required to be given pursuant to this Section 2.9, such notice shall be accompanied by the material (i.e. proxy circulars, information booklets etc.) sent to the holders of Common Shares in respect of the event in question, provided that the Debtor shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than seven (7) business days in each case prior to such applicable record date or effective date.

2.10        Resale Restrictions

Any Common Shares issued upon conversion of this Debenture before four (4) months plus one day from the Issue Date, shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CONVERTIBLE DEBENTURE CERTIFICATE SHALL NOT TRADE SUCH SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER ●.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ●.”

provided that at any time subsequent to the date which is four (4) months plus one day after the Issue Date any certificate representing such Common Shares may be exchanged for a certificate bearing no such legend.

In addition to the foregoing, any certificate representing Common Shares issued upon conversion of this Debenture before twelve (12) months from the Issue Date, will bear the following legends:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND EXCEPT AS SET FORTH BELOW.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO ASSURE HOLDINGS CORP., (C) IN COMPLIANCE WITH (i) RULE 144A UNDER THE U.S. SECURITIES ACT TO A PERSON THE SELLER REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A); OR (ii) RULE 144 UNDER THE U.S. SECURITIES ACT (“RULE 144”), IF AVAILABLE (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

FOR ANY TRANSFER PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE, THE TRANSFEREE AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

FOR ANY TRANSFER PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE, THE TRANSFEREE MUST MAKE CERTAIN CERTIFICATIONS TO THE COMPANY OR TRANSFER AGENT TO CONFIRM THAT SUCH TRANSFEREE IS NOT A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT AND PROVIDE CERTAIN OTHER CERTIFICATIONS AND AGREEMENTS THAT SUCH TRANSFERS ARE BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

ADDITIONALLY, FOR ANY TRANSFER REFERRED TO IN CLAUSE (C)(ii) or (E), OR IF REQUESTED BY ASSURE HOLDINGS CORP. OR THE TRANSFER AGENT FOR THE SECURITIES, (D), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY OR TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT.

THE HOLDER HEREOF AGREES THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

“RESTRICTION TERMINATION DATE” AS USED HEREIN SHALL MEAN ONE YEAR AFTER THE LATER TO OCCUR OF THE ACQUISITION OF THE SECURITY EVIDENCED HEREBY FROM (X) ASSURE HOLDINGS CORP. OR (Y) ANY AFFILIATE OF ASSURE HOLDINGS CORP.”

provided that at any time subsequent to the date which is twelve (12) months after the date of exercise hereof any certificate representing such Common Shares may be exchanged for a certificate bearing no such legends.

2.11        United States Securities Law Matters

This Debenture and the Common Shares issuable upon conversion or at maturity or otherwise in connection with this Debenture have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States. This Debenture may not be converted into Common Shares by or for the account or benefit of a “U.S. person” or a person in the United States, and the Common Shares may not be delivered to an address within the United States, unless the Debenture and the underlying Common Shares have been registered under the U.S. Securities Act and any applicable state securities laws, or an exemption from such registration requirements is available, such as the exemption provided by Section 3(a)(9) of the U.S. Securities Act. “United States” and “U.S. person” are as defined by Regulation S under the U.S. Securities Act.

ARTICLE 3

CHANGE OF CONTROL

3.1          Within 30 days following a Change of Control, and subject to the provisions and conditions of this Article 3, the Debtor shall be obligated to offer to purchase this Debenture, subject to the exercise of conversion rights of the Holder in accordance with Article 2. The terms and conditions of such obligation are set forth below:

(a)	Not more than 30 days following the occurrence of a Change of Control, the Debtor shall deliver to the Holder a notice stating that there has been a Change of Control and specifying the date on which such Change of Control occurred and the circumstances or events giving rise to such Change of Control substantially in the form of Exhibit 2 hereto (a "Change of Control Notice"). Prior to the Change of Control Purchase Date (as defined below), the Holder shall, in its sole discretion, have the right, by completing and submitting to the Debtor the form attached as Appendix “A” to Exhibit 2 no later than 20 business days after the Change of Control Notice is delivered to the Holder, failing which the Holder shall be irrevocably deemed to have elected to continue to hold the Debenture, to require the Debtor to either: (i) purchase the Debenture in whole or in part (the "Change of Control Purchase Option") at 101% of the Principal Amount thereof plus accrued and unpaid interest to, but excluding, the Change of Control Purchase Date (the "Change of Control Purchase Price"); or (ii) convert the Debenture at the Conversion Price in accordance with Article 2. The "Change of Control Purchase Date" shall be the date that is 30 business days after the date of the Change of Control Notice is delivered to the Holder.

(b)   Unless the Holder has elected to convert the Debenture in whole or in part, the Debtor shall, on or before 5:00 p.m. (Eastern Standard time) on the Change of Control Purchase Date, pay to the Holder the Change of Control Purchase Price for the Debenture to be purchased by the Debtor on the Change of Control Purchase Date (less any tax required by law to be deducted in respect of accrued and unpaid interest), with a cheque or bank draft for such amounts.

(c)    In the event that the Debenture is purchased in part only, upon surrender of such Debenture for payment of the Change of Control Purchase Price, the Debtor shall execute and deliver, without charge to the Holder, a new Debenture for the portion of the Principal Amount of the Debentures not so purchased.

(d)   If the Holder accepts the Change of Control Purchase Option, the Debenture shall become due and payable at the Change of Control Purchase Price on the Change of Control Purchase Date, in the same manner and with the same effect as if it were the date of maturity specified in such Debenture, anything therein or herein to the contrary notwithstanding, and, from and after the Change of Control Purchase Date, if the money necessary to purchase or redeem, the Debenture shall have been paid as provided in this Article 3, interest on the Debenture shall cease.

(e)	In case the Holder shall fail on or before the Change of Control Purchase Date to surrender the Debenture or shall not within such time accept payment of the monies payable, or give such receipt therefor, if any, as the Debtor may require, such monies may be set aside in trust, without interest, and such setting aside shall for all purposes be deemed a payment to the Holder of the sum and the Holder shall have no other right except to receive payment of the monies so paid and deposited upon surrender and delivery the Holder's Debenture.

ARTICLE 4

REDEMPTION AND PURCHASE OF DEBENTURE

4.1          Subject to regulatory approval and the right of the Holder to convert the Debenture under Article 2, the Debtor shall have the right, at its option, at any time beginning on the date that is twelve (12) months after the date of the issuance of this Debenture, to redeem all or part of the Debenture, including the entire Principal Amount and any accrued and unpaid interest thereunder, by payment to the Holder, on not more than 60 days' and not less than 30 days' notice, of 100% of the Principal Amount, plus interest accrued up to the Redemption Date (the “Redemption Price”).

4.2          Notice of redemption (the "Redemption Notice") of the Debenture shall be given to the Holder not more than 60 days nor less than 30 days prior to the date fixed for redemption (the "Redemption Date") substantially in the form of Exhibit 3. Such notice shall specify the aggregate Principal Amount of the Debenture called for redemption, the Redemption Date, the Redemption Price and the place of payment and shall state that interest upon the portion of the Principal Amount of the Debenture called for redemption shall cease to be payable from and after the Redemption Date. In addition, the Redemption Notice shall specify the portion of the Principal Amount to be redeemed.

4.3          Notice having been given as aforesaid, the Debenture shall thereupon be and become due and payable at the relevant Redemption Price, together with accrued and unpaid interest up to and including the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in the Debenture, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the monies necessary to redeem such Debentures shall have been paid as herein provided, interest on the Debenture will cease.

4.4         The Redemption Price shall be paid by the Debtor on or before 5:00 p.m. (Eastern Standard Time) on the Redemption Date specified in the Redemption Notice, upon surrender of the Debenture.

4.5          In case the Holder shall fail on or before the Redemption Date to surrender such the Debenture, or shall not within such time accept payment of the redemption monies payable, or give such receipt therefor, if any, as the Debtor may require, such redemption monies may be set aside in trust, and such setting aside shall for all purposes be deemed a payment to the Holder of the sum so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Holder shall have no other right except to receive payment out of the monies so set aside, upon surrender and delivery of the Debenture, plus any accrued but unpaid interest thereon up to and including the Redemption Date.

4.6          If the Debenture is redeemed in part it shall be cancelled and the Debtor shall issue a new Debenture to the Holder, on identical terms except for the Principal Amount, in a principal amount equal to the Principal Amount not so redeemed.

4.7          The Debtor may, if it is not at the time in default under the Debenture, at any time and from time to time, offer to purchase the Debenture in whole or in part in the market by tender or by contract, at any price.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1          The Debtor hereby represents and warrants to the Holder that:

(a)           Corporate Power and Qualification – The Debtor:

(i)	is organized and validly subsisting under the laws of Nevada,

(ii)	has full corporate power and capacity to own or lease its properties and to carry on its business as conducted on the date hereof,

(iii)	is duly qualified to do business under the laws of each jurisdiction in which it carries on business or holds property to the extent required by such laws, and

(iv)	holds all licences and authorizations from regulatory and governmental authorities or agencies required in order to permit it to carry on its business as conducted on the date hereof;

(b)           Corporate Authority – The Debtor has full power, legal right and corporate authority to enter into this Debenture and any other agreement contemplated hereby to which it is a party and to do all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by it;

(c)           Valid Authorization – The Debtor has, or will have as of the date hereof, taken all necessary corporate action to authorize the execution, delivery and performance of this Debenture and any other agreement contemplated hereby to which it is a party and the performance by it of all acts and things as are required or contemplated hereunder or thereunder to be done, observed and performed by it; and

(d)           Enforceability – Each of this Debenture and any other agreement contemplated hereby to which the Debtor is a party constitutes a valid and legally binding obligation of the Debtor enforceable against it in accordance with the terms thereof, except (i) to the extent that enforceability may be limited by applicable bankruptcy or insolvency or other laws affecting creditors' rights generally and (ii) to the extent that the remedies of specific performance and injunction, being equitable remedies, may only be granted in the discretion of a court.

ARTICLE 6

COVENANTS

The Debtor hereby covenants and agrees with the Holder as follows:

6.1          To Pay Principal and Interest

The Debtor will duly and punctually pay or cause to be paid to the Holder the principal of and interest accrued on this Debenture on the dates, at the places and in the manner mentioned in this Debenture.

6.2          To Carry on Business

Subject to the express provisions hereof, the Debtor will carry on and conduct its business in a proper and efficient manner consistent with past practice and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and rights.

6.3          To Maintain Accurate Books and Records

The Debtor will keep and maintain proper books of account and records accurately covering all material aspects of the business affairs of the Debtor.

6.4          Notice of Event of Default

The Debtor will give notice in writing forthwith to the Holder of the occurrence of any Event of Default or other event that, with the lapse of time and/or giving of notice or otherwise, would be an Event of Default, forthwith upon becoming aware thereof and specifying the nature of such default and/or Event of Default and the steps taken to remedy the same.

ARTICLE 7

EVENTS OF DEFAULT

7.1          Events of Default

The happening of any one or more of the following events shall be considered an event of default (each an “Event of Default”):

(a)	if the Debtor defaults in the payment of the Principal Amount of this Debenture when the same becomes due and payable under any provision hereof;

(b)	if the Debtor defaults in the payment of any interest or other monies due pursuant to this Debenture and such default continues for a period of sixty (60) business days;

(c)	if any representation or warranty made in this Debenture is proven to have been materially false or misleading on the date when made; or

(d)	if the Debtor neglects to observe or perform any other covenant or condition herein contained on its part to be observed or performed and after notice in writing has been given by the Holder to the Debtor specifying such default and requiring the Debtor to rectify the same, the Debtor fails to make good such default within a period of sixty (60) business days unless the Holder (having regard to the subject matter of the default) shall have agreed to a longer period and in such event within the period agreed to by the Holder.

If any one or more of the foregoing Events of Default shall occur, the Holder may, at its option, declare the principal amount of this Debenture and interest accrued thereon, to be immediately due and payable.

7.2          Waiver

The Holder may waive any breach by the Debtor of any of the provisions contained herein or any other document that the Debtor is a party or a default by the Debtor in the observance or performance of any covenant or condition required to be observed or performed by the Debtor under the terms hereof, provided always that no act or omission of the Holder shall extend to or be taken in any manner whatsoever to affect any subsequent breach or default or the rights resulting therefrom.

ARTICLE 8

ENFORCEMENT

8.1          Enforcement

Upon the occurrence and during the continuance of any Event of Default which has not been waived or cured, the Holder will be entitled to enforce its remedies to the full extent permitted by applicable law, this Debenture and for any of such purposes, commence such legal action or proceedings as, in its sole discretion, it may deem expedient all without any notice, presentation, further demand, protest, notice of protest, entering into possession of any of the undertaking, property or assets of the Debtor or any other action, notice of all of which are hereby expressly waived by the Debtor except to the extent set forth herein.

ARTICLE 9

PRESENTMENT

9.1          Presentment

The Debtor hereby expressly waives demand for payment, presentment, protest and notice of dishonour of this Debenture. Any failure or omission by the Holder to present this Debenture for payment, protest or provide notice of dishonour will not invalidate or adversely affect in any way any demand for payment or any enforcement proceeding taken under this Debenture.

ARTICLE 10

MISCELLANEOUS

10.1        Discharge

Upon payment (including by conversion) by the Debtor to the Holder of the Principal Amount, interest thereon and other monies payable by the Debtor under this Debenture, the Holder shall execute and deliver to the Debtor any such deeds and other documents as the Debtor may reasonably require in order to evidence the release and discharge of this Debenture.

10.2        Severability

If any covenant or provision herein is determined to be illegal, unenforceable or prohibited by applicable law such illegality, unenforceability or prohibition shall not affect or impair the validity of any other covenant or provision herein.

10.3        Laws of Ontario

This Debenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. The Holder hereby irrevocably submits to the jurisdiction of the courts of Ontario in respect of any action, suit or any other proceeding arising out of or relating to this Debenture and any other agreement or instrument mentioned herein and any of the transactions contemplated thereby.

10.4        Notices

All notices, reports or other communications required or permitted by this Debenture must be in writing and either delivered by hand, mail or by any form of electronic communication by means of which a written or typed copy is produced at the address of the recipient and is effective on actual receipt unless sent (i) by mail in which case it shall be deemed to have been received and be effective on the date that is three (3) business days following the date of mailing, or (ii) by electronic means in which case it is effective on the business day, next following the date of transmission, addressed to the relevant party, as follows:

(e)	if to the Debtor:

Assure Holdings Corp.

4600 South Ulster Street

Denver, Colorado 80237

Attention: John Farlinger, CEO

Email: john.farlinger@assureiom.com

(f)	if to the Holder, at the address specified on page 2 hereof,

or the last address or telecopier number of the addressee, notice of which was given in accordance with this Section 10.4.

10.5       Enurement

This Debenture and all its provisions shall enure to the benefit of the Holder, its successors and assigns and shall be binding upon the Debtor and its successors and assigns. This Debenture cancels and supersedes any prior agreements or understandings between the Holder and the Debtor concerning the subject matter hereof, other than the Subscription Agreement entered into by the Debtor and the Holder, which survives with the exception of Exhibit “A” thereof which is superseded and more particularly it supersedes the term sheet attached to such Subscription Agreement.

10.6        Time of the Essence

Time shall be of the essence of this Agreement.

10.7        Maximum Rate Permitted by Law

Under no circumstances shall the Holder be entitled to receive nor shall it in fact receive a payment or partial payment of interest, fees or other amounts under or in relation to this Debenture at a rate that is prohibited by applicable law. Accordingly, notwithstanding anything herein or elsewhere contained, if and to the extent that under any circumstances, the effective annual rate of “interest” (as defined in Section 347 of the Criminal Code of Canada) received or to be received by a Holder (determined in accordance with such section) on any amount of “credit advanced” (as defined in that section) pursuant to these presents or any agreement or arrangement collateral hereto entered into in consequence or implementation hereof would, but for this Section 10.7, be a rate that is prohibited by applicable law, then the effective annual rate of interest, as so determined, received or to be received by the Holder on such amount of credit advanced shall be and be deemed to be adjusted to a rate that is one whole percentage point less than the lowest effective annual rate of interest that is so prohibited (the “adjusted rate”); and, if the Holder has received a payment or partial payment which would, but for this Section 10.7, be so prohibited then any amount or amounts so received by the Holder in excess of the lowest effective annual rate that is so prohibited shall and shall be deemed to have comprised a credit to be applied to subsequent payments on account of interest, fees or other amounts due to the Holder at the adjusted rate.

10.8       Transferability

Subject to applicable statutory resale restrictions, this Debenture may be assigned and transferred by the Holder upon providing written notice of such transfer to the Debtor. The Debtor, acting reasonably, may require the Holder to furnish to the Debtor an opinion of counsel, of recognized standing reasonably satisfactory to the Debtor, confirming that any such assignment and transfer is permissible under applicable securities laws.

ARTICLE 11

SUCCESSOR CORPORATION

11.1       Certain Requirements

The Debtor shall not, directly or indirectly, sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets as an entirety to any other corporation or entity (any such other corporation or entity being herein referred to as a “Successor Debtor”) or consummate a Change of Control transaction that results in a Successor Debtor succeeding to all or substantially all of the property and assets of the Debtor unless, in each case, such Successor Debtor shall execute, prior to or contemporaneously with the consummation of any such transaction, an agreement together with such other instruments as are, in the opinion of counsel, necessary or advisable to evidence the assumption by the Successor Debtor of the due and punctual payment of this Debenture and the interest thereon and all other moneys payable hereunder and its agreement to observe and perform all the covenants and obligations of the Debtor under this Debenture on a basis that is economically equivalent to the Debenture.

EXHIBIT 1

OPTIONAL CONVERSION NOTICE

To: Assure Holdings Corp. (the “Debtor”)

The undersigned registered Holder of a 9% Unsecured Redeemable Convertible Debenture due • issued on the         of                    , 2020 (the “Issue Date”) by the Debtor (the “Debenture”) hereby irrevocably elects to convert US$            of principal amount of the Debenture into common shares in the capital of the Debtor (the “Common Shares”) in accordance with the terms of the Debenture and directs that the Common Shares issuable and deliverable upon such conversion be issued and delivered to the Holder (or person indicated below)*.

In the event that the conversion described above represents the entire Principal Amount (as defined in the Debenture) owing and outstanding to the Holder, such undersigned Holder shall execute and deliver to the Debtor any such deeds and other documents as the Debtor may reasonably require in order to evidence the release and discharge of the Debenture, without recourse.

By executing this conversion notice, the undersigned hereby acknowledges, represents and warrants:

(1)	That the following legends will be placed on the certificates representing the Common Shares being acquired if the Debenture is converted prior to four months plus one day from the Issue Date:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CONVERTIBLE DEBENTURE CERTIFICATE SHALL NOT TRADE SUCH SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER ●.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ●.”

and in addition to the foregoing legends, the following legends will be placed on the certificates representing the Common Shares if the Debenture is converted prior to twelve months from the Issue Date:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND EXCEPT AS SET FORTH BELOW.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO ASSURE HOLDINGS CORP., (C) IN COMPLIANCE WITH (i) RULE 144A UNDER THE U.S. SECURITIES ACT TO A PERSON THE SELLER REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A); OR (ii) RULE 144 UNDER THE U.S. SECURITIES ACT (“RULE 144”), IF AVAILABLE (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

FOR ANY TRANSFER PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE, THE TRANSFEREE AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

FOR ANY TRANSFER PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE, THE TRANSFEREE MUST MAKE CERTAIN CERTIFICATIONS TO THE COMPANY OR TRANSFER AGENT TO CONFIRM THAT SUCH TRANSFEREE IS NOT A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT AND PROVIDE CERTAIN OTHER CERTIFICATIONS AND AGREEMENTS THAT SUCH TRANSFERS ARE BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

ADDITIONALLY, FOR ANY TRANSFER REFERRED TO IN CLAUSE (C)(ii) or (E), OR IF REQUESTED BY ASSURE HOLDINGS CORP. OR THE TRANSFER AGENT FOR THE SECURITIES, (D), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY OR TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT.

THE HOLDER HEREOF AGREES THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

“RESTRICTION TERMINATION DATE” AS USED HEREIN SHALL MEAN ONE YEAR AFTER THE LATER TO OCCUR OF THE ACQUISITION OF THE SECURITY EVIDENCED HEREBY FROM (X) ASSURE HOLDINGS CORP. OR (Y) ANY AFFILIATE OF ASSURE HOLDINGS CORP.”

(2)

That the undersigned is not a U.S. Person, or a Person in the United States, and is not acquiring any of the Common Shares issuable upon the conversion of the Debentures for the account or benefit of, a U.S. Person or Person in the United States and none of the persons listed above is a U.S. Person or a Person in the United States. For purposes hereof, (a) "United States" means the United States of America, its territories or possessions, any state thereof or the District of Columbia and (b) a "U.S. Person" means any natural person resident in the United States, any partnership or corporation organized or incorporated under the laws of the United States, any estate of which any executor or administrator is a U.S. Person, any trust of which any trustee is a U.S. Person, any agency or branch of a foreign entity located in the United States, any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person, any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated, or, if an individual, resident, in the United States or any partnership or corporation organized or incorporated under the laws of a country other than the United States if formed by a U.S. Person principally for the purpose of investing in securities not registered under the United States Securities Act of 1933, as amended.

<<Signature page to follow>>

DATED ________________________, 20___.

(Signature of Registered Holder)

Name:

(Address)

(City and State/Province)

(Zip/Postal Code)

* The signature of the registered holder must be guaranteed by a Canadian chartered bank, Medallion Guarantee or other entity acceptable to Assure Holdings Corp., if this form is in the name of anyone other than the registered holder of the Debenture.

EXHIBIT 2

CHANGE OF CONTROL NOTICE

•, 20

To:                                    (the “Holder”)

Assure Holdings Corp. (the “Debtor”) hereby notifies the Holder of the 9% Unsecured Redeemable Convertible Debenture due • (the “Debenture”) issued on the           of                        , 2020 (the “Issue Date”) by the Debtor that a “Change of Control” (as defined in the Debenture) occurred in respect of the Debtor on                          , 20   . Details of the Change of Control are set forth below:

In accordance with the terms and conditions of the Debenture, you have the right, at your option, to require the Debtor to either: (i) purchase the Debenture at a price equal to 101% of the Principal Amount then outstanding plus accrued and unpaid interest, to but excluding the Change of Control Purchase Date; or (ii) convert the Debenture at the Conversion Price in accordance with Article 2 of the Debenture.

In order to make the election, you must complete and submit to the Debtor the form attached to this Exhibit 2 as Appendix “A” no later than 20 business days after this Change of Control Notice is delivered to you, failing which you shall be irrevocably deemed to have elected to continue to hold the Debenture.

By electing to convert the Debenture at the Conversion Price in accordance with Article 2 of the Debenture, you acknowledge that the following legends will be placed on the certificates representing the Common Shares being acquired if the Debenture is converted prior to four months plus one day from the Issue Date:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CONVERTIBLE DEBENTURE CERTIFICATE SHALL NOT TRADE SUCH SECURITIES BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER ●.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ●.”

and in addition to the foregoing legends, the following legends will be placed on the certificates representing the Common Shares if the Debenture is converted prior to twelve months from the Issue Date:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT, AND EXCEPT AS SET FORTH BELOW.

BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL OR OTHERWISE TRANSFER THIS SECURITY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) TO ASSURE HOLDINGS CORP., (C) IN COMPLIANCE WITH (i) RULE 144A UNDER THE U.S. SECURITIES ACT TO A PERSON THE SELLER REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A); OR (ii) RULE 144 UNDER THE U.S. SECURITIES ACT (“RULE 144”), IF AVAILABLE (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS.

FOR ANY TRANSFER PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE, THE TRANSFEREE AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

FOR ANY TRANSFER PURSUANT TO REGULATION S UNDER THE SECURITIES ACT OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE RESTRICTION TERMINATION DATE, THE TRANSFEREE MUST MAKE CERTAIN CERTIFICATIONS TO THE COMPANY OR TRANSFER AGENT TO CONFIRM THAT SUCH TRANSFEREE IS NOT A U.S. PERSON UNDER REGULATION S UNDER THE SECURITIES ACT AND PROVIDE CERTAIN OTHER CERTIFICATIONS AND AGREEMENTS THAT SUCH TRANSFERS ARE BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

ADDITIONALLY, FOR ANY TRANSFER REFERRED TO IN CLAUSE (C)(ii) or (E), OR IF REQUESTED BY ASSURE HOLDINGS CORP. OR THE TRANSFER AGENT FOR THE SECURITIES, (D), THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY OR TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE COMPANY OR THE TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENT OF THE SECURITIES ACT.

THE HOLDER HEREOF AGREES THAT IT WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

“RESTRICTION TERMINATION DATE” AS USED HEREIN SHALL MEAN ONE YEAR AFTER THE LATER TO OCCUR OF THE ACQUISITION OF THE SECURITY EVIDENCED HEREBY FROM (X) ASSURE HOLDINGS CORP. OR (Y) ANY AFFILIATE OF ASSURE HOLDINGS CORP.”

ASSURE HOLDINGS CORP.

Per:
Name:
Title:

APPENDIX “A”

CHANGE OF CONTROL EXERCISE NOTICE

To: Assure Holdings Corp. (the “Debtor”)

The undersigned holder (the “Holder”) of a 9% Unsecured Redeemable Convertible Debenture due • issued by the Debtor (the “Debenture”) acknowledges receipt of the Change of Control Notice of the Debtor dated                        , 20    and hereby elects, in accordance with the terms and conditions of the Debenture, as follows:

☐	-	To require the Debtor to purchase the Debenture

☐	-	To require conversion of the Debenture

(please place an “X” in the applicable box)

(Insert Date)

(Name of Holder – please print)

(Signature of the Holder)

EXHIBIT 3

REDEMPTION NOTICE
●, 20
To:	(the “Holder”)

Assure Holdings Corp. (the “Debtor”) hereby notifies the Holder pursuant to the terms and conditions of a 9% Unsecured Redeemable Convertible Debenture due ● issued by the Debtor (the “Debenture”) that it intends to redeem US$                               of the Principal Amount of such Debenture on                         , 20       (the “Redemption Date”) at Denver, Colorado at a price of            % of the Principal Amount then outstanding. Interest on such redeemed Principal Amount shall cease to be payable from and after the Redemption Date. The Holder must surrender its Debenture to the Debtor at the following address in order to receive the redemption proceeds:

Assure Holdings Corp.

4600 South Ulster Street

Denver, Colorado 80237

Attention:

Email:

Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Debenture.

ASSURE HOLDINGS CORP.

Per:
Name:
Title: